Exhibit 5.1

December 15, 2017

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017-3552

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of

(i) shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (the “Shares”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Debt Securities or other securities (the “Purchase Contracts”), (vi) rights to purchase Common Stock, Preferred Stock or other securities (the “Rights”), and (vii) units representing ownership of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination thereof (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts, the Rights and the Units are collectively referred to as the “Securities” and each individually as a “Security”. The offering of the Securities will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus.

The Debt Securities will be issued in one or more series pursuant to an Indenture (the “Indenture”) to be entered into between the Company and a trustee to be named therein (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”). The Purchase Contracts will be issued pursuant to one or more contracts (each, a “Contract”) for the purchase or sale of Common Stock, Preferred Stock or other securities, to be entered into between the Company and the purchaser party thereto (the “Purchaser”). The Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”), to be entered into between the Company and the rights agent party thereto (the “Rights Agent”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (the “Unit Agent”). The Indenture, Certificate of Designation, Warrant Agreement, the Contract, the Rights Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents”.

Item 601 of Regulation S-K and the instructions to Form S-3 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-3 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering this opinion, we have examined the following:

a)	The Certificate of Incorporation and By-laws of the Company, each as amended and restated through the date hereof.

b)	The Registration Statement.

c)	The Prospectus.

d)	The form of Indenture.

e)	Such other records, instruments, documents and certificates as we have deemed advisable in order to render such opinion.

In such examination, we have assumed:

a)	The genuineness of all signatures.

b)	The legal capacity of all natural persons.

c)	The authenticity of all documents submitted to us as originals.

d)	The conformity to original documents of all documents submitted to us as copies.

e)	As to matters of fact, the truthfulness of the representations made in the Securities Documents and in certificates of public officials and officers of the Company.

f)

That each of the Securities Documents, when executed, will be the legal valid and binding obligations of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

g)	That:

i)	The issuance and delivery by the Company of the Securities and the execution, delivery and performance by the Company of the Securities Documents do not and will not:

A)	contravene its Certificate of Incorporation or By-laws, each as amended and restated through the date hereof;

B)	do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

C)	result in any conflict with, or breach of, any agreement or document binding on the Company or any of its subsidiaries.

(ii)

Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or wiling with, any governmental authority or regulatory body or any other third party for the due execution, delivery or performance by the Company of any Securities Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been obtained, taken, given or made and is in full force and effect.

h)

At the time of the offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized by the Board of Directors of the Company or an authorized committee thereof for issuance and execution and delivery by the Company.

i)

Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

j)

Any Securities consisting of Common Stock, Preferred Stock, or Warrants, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will, when so issued, have been duly authorized, executed and delivered, against receipt of the consideration approved by the Company, which will be no less than the par value thereof.

k)

With respect to the issuance and sale of any Debt Securities, (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture.

l)

With respect to the issuance and sale of any Warrants, (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Warrant Agreement.

m)

With respect to the issuance and sale of any Purchase Contracts, (i) the related Contract will have been duly executed and delivered by the Company and the Purchaser, and (ii) the Purchase Contracts, when issued, will be executed, countersigned by the Purchaser, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Contract.

n)

With respect to the issuance and sale of any Rights, (i) the related Rights Agreement will have been duly executed and delivered by the Company and the Rights Agent, and (ii) the Rights, when issued, will be executed, countersigned by the Rights Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Rights Agreement.

o)

With respect to the issuance and sale of any Units, (i) the related Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent, and (ii) the Units, when issued, will be executed, countersigned by the Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Unit Agreement.

p)	That the Registration Statement shall have become effective and such effectiveness shall not have been terminated or withdrawn.

We have not independently established the validity of the foregoing assumptions.

Based upon and subject to the foregoing and such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	Any Securities consisting of Shares will be validly issued, fully paid and non-assessable.

2.	Any Securities consisting of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

Any Securities consisting of Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

4.

Any Securities consisting of Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Warrant Agreement.

5.

Any Securities consisting of Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Contract.

6.

Any Securities consisting of Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Rights Agreement.

7.

Any Securities consisting of Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Unit Agreement.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument, Securities or Securities Document may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles. With respect to Securities denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

Our opinions expressed above are limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect (collectively, “Generally Applicable Law”), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Securities Documents, the Registration Statement or the Prospectus.

We hereby consent to being named in the Registration Statement and in the Prospectus under the caption “Legal Matters” and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP